UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 5, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure required by this Item 1.01 is set forth under Item 2.03 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2007, Penn Virginia Corporation (the “Company”) entered into an amendment (the “Ninth Amendment”) to the Company’s Amended and Restated Credit Agreement dated as of December 4, 2003, as amended, with JP Morgan Chase Bank, N.A., as administrative agent, and other financial institutions party thereto (the “Credit Agreement”). The Ninth Amendment amended the Credit Agreement to (i) amend the waiver (from the previously disclosed December 15, 2007 to October 31, 2007) of the Company’s and the Restricted Subsidiaries’ (as defined in the Credit Agreement) compliance with Section 6.1.9(i) of the Credit Agreement, which requires the Company to maintain certain mortgages on its oil and gas properties in certain amounts, (ii) waive the disposition by Penn Virginia Oil & Gas Corporation, a subsidiary of the Company, of its Roaring Fork Royalties (as defined in the Credit Agreement) and (iii) increase the Lenders’ Commitments (as such terms are defined in the Credit Agreement) from $450 million to $525 million.

A copy of the Ninth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Waiver and Ninth Amendment to Amended and Restated Credit Agreement dated as of October 5, 2007 among Penn Virginia Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2007

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, General and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Waiver and Ninth Amendment to Amended and Restated Credit Agreement dated as of October 5, 2007 among Penn Virginia Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.